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                                                                    Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To:   Horseshoe Gaming Holding Corp.

      As independent public accountants, we hereby consent to the use of our reports and to all references to our firm included in or made a party of this registration statement.

                                        ARTHUR ANDERSEN LLP

Memphis, Tennessee,
June 11, 1999.